                                                                  Exhibit 99.437

                BRIEFING PAPER ON FIRM TRANSMISSION RIGHTS (FTRS)


The ISO seeks the involvement of California Market Participants in developing a Firm Transmission Rights (FTRs) proposal that will meet California's needs as well as those of others in the Western Interconnection. To provide a foundation for the development of an FTR proposal, this White Paper was created. The paper provides the background necessary to understand what FTRs are and why they are needed. It also describes the work that has been completed to date to develop a proposal for FTRs and provides a plan for developing the ISO's proposal for FTRs.

PRE-ISO TRANSMISSION RIGHTS PROCESS

Currently, firm transmission service on the transmission system in California is provided under existing contracts or through Open Access Tariffs (OATs) and is based on a system of physical transmission rights. That is, before scheduling a transaction on the system, it is first necessary to obtain the right to use that system from the transmission owner or a current rights holder. Transmission capacity is only available to rights holders and the total amount of firm rights should equal the capability of the system.

PROBLEMS WITH PRE-ISO TRANSMISSION PRICING AND SCHEDULING

Over the years, several shortcomings, such as economic inefficiency have been associated with the existing approach toward the scheduling and pricing of transmission. Three of the specific problems are discussed below:

1) FIXED COSTS BIAS TRANSACTIONS - The current system for pricing transmission relies on recovering the fixed costs of that system through transmission rates based on embedded costs and FERC guidance on issues such as "and/or" pricing. While transmission prices based on fixed costs can vary with demand, they cannot properly represent the marginal value of that transmission capacity for several reasons.

Transmission rates are bound at the upper end by FERC imposed caps based on the fixed cost of the transmission facilities. On the other hand, while transmission prices are often discounted during periods of low demand to reflect a lower market value, there is little incentive for the transmission owners to price that service near zero even though that may be the market value. Therefore, while transmission prices do vary somewhat with demand, they do not accurately represent the marginal value of the transmission capacity.

2) PANCAKING OF TRANSMISSION RATES - Because many different entities own the transmission rights, a transmission user may need to purchase rights from several entities to complete one transaction and may therefore have to pay several transmission rates (pancaking).

3) HOARDING OF TRANSMISSION CAPABILITY - With the current system of having to obtain a right before scheduling a transaction, an entity that owns the rights may be a competitor to an entity that is trying to acquire those rights. Holding back blocks of transmission capacity that are not expected to be used, until it is too late for competitors to put together competing deals, is termed hoarding transmission.

HOW THE CALIFORNIA ISO CURRENTLY ADDRESSES THESE PROBLEMS FOR CONVERTED RIGHTS

In the development of the California ISO, the aforementioned shortcomings of the current system of pricing and scheduling transmission were addressed by changing the basic approach towards these issues.

1) FIXED-COST RECOVERY IS NO LONGER FROM INCREMENTAL TRANSACTIONS - To address the current economic inefficiencies of recovering the fixed costs of transmission facilities through usage-based transmission rates, a new transmission pricing scheme was devised where the end-use customers (load) pay for the fixed costs of the transmission system. By recovering fixed transmission costs from load, incremental transmission transactions can be priced on the marginal value of that service and will no longer be significantly biased by fixed cost recovery (except for wheeling out and wheeling through transactions). This should result in a more economically efficient allocation of transmission capability.

2) PANCAKING OF RATES IN ISO GRID ELIMINATED - With the ISO transmission pricing approach, the only usage-based charges for transactions on the ISO grid are losses and congestion costs. Therefore the pancaking of fixed cost based usage rates has been eliminated within the ISO grid. A transmission customer may face multiple congestion charges under the ISO's proposal. However, under the ISO's proposed two zone system, multiple charges are unlikely in the near term.

3) TRANSMISSION CAPACITY CANNOT BE HOARDED - To address hoarding, a new approach towards scheduling was developed that allows transmission users to schedule transactions without first obtaining transmission rights to use the system. Hoarding remains a concern only with existing contract capacity.

NEW TRANSMISSION ISSUES CREATED WITH ISO APPROACH

With the ISO's approach towards transmission scheduling and pricing, three new issues were created that did not exist under the previous system: transmission congestion management, transmission price uncertainty, and the integration of ISO transmission with existing contracts.

CONGESTION MANAGEMENT - The ISO's congestion management scheme is designed to make the most economically efficient use of the transmission system by allocating transmission to those that value it the most through the use of adjustment bids. Usage charges (congestion charges) are assigned to specific congested inter-zonal transmission paths based on the users marginal value of that capacity. This method sends the proper marginal cost signals to the transmission users and should greatly improve economic efficiency over the pre-ISO scheme. Absent a scheme for congestion management, allowing all entities that want to schedule across an interface the ability to do so at no cost could create a situation where the planned usage of the transmission exceeds its capacity.

PRICE UNCERTAINTY - With the implementation of congestion management, entities essentially pay zero for transmission when there is no congestion and pay the full marginal cost of that transmission capacity during periods when there is congestion. While this provides for greater economic efficiency, it also results in price uncertainty for transmission users.

INTEGRATION OF EXISTING CONTRACTS - The new approach results in inconsistencies between the resolution of congestion under existing contracts and converted rights, along with the potential inefficiencies of idle capacity under the former.

FIRM TRANSMISSION RIGHTS ADDRESS PRICE UNCERTAINTY FOR TRANSMISSION

The implementation of Firm Transmission Rights (FTRs) addresses the issue of price uncertainty. FTRs can provide transmission users with fixed-price transmission service across the ISO-controlled grid by hedging hourly variations in the cost of transmission service due to congestion. An FTR provides the holder with the right to receive the congestion revenue generated by a specific amount of transmission on a specific inter-zonal interface, for a specific period of time.

Therefore, if a scheduling coordinator schedules over an interface where it holds FTRs equivalent to its schedule and there is congestion, the scheduling coordinator will be revenue neutral regardless of the magnitude of the congestion costs. The congestion charges would flow from the scheduling coordinator, through the ISO, and back to the FTR holder/scheduling coordinator.

By using an FTR, a user is able to obtain price certainty for transmission service. The exposure to congestion costs in the day ahead market is limited by what the scheduling coordinator had to pay to purchase the FTR.

As the ISO suggested to FERC in 1997, it is possible that the unregulated marketplace could develop similar price-hedging instruments in a secondary market. However, this issue is now moot since the ISO has been directed by FERC to define and administer a set of FTRs, to ensure that grid users can obtain transmission service at a fixed price.

FIRM TRANSMISSION RIGHTS CAN ALSO PROVIDE "SCHEDULING CERTAINTY"

Some transmission users would like FTRs to provide more than just financial certainty for transmission. They would also like FTRs to provide certainty of a specific scheduling path so that a specific resource can be scheduled to a specific load (for financial certainty of an energy price). An FTR can be structured to provide this "scheduling certainty." See Attachment 1 for a detailed discussion of this aspect of an FTR.

PREVIOUS WORK ON FTR PROPOSAL

Approximately one year ago, the various committees and work groups that were developing the overall ISO filing developed a proposal for an FTR mechanism called a Transmission Congestion Contract (TCC). Though the parties reached a consensus on many issues, several key issues were unresolved: 1) whether the TCC should provide scheduling priority during times when the ISO does not have sufficient economic information to clear congestion; 2) how many TCCs should be made available to the market in the first few years; 3) the mechanism (i.e., auction type) to bring TCCs to market; and, 4) who should not be allowed to purchase TCCs. As a result of a lack of consensus on these issues and other concerns, the ISO advised FERC it would delay any FTR filing, noting the following:

         1. Considerable uncertainty exists about the value of congested transmission under market conditions.

         2. There is already considerable firm transmission capacity under contract, and a secondary market may develop on its own, making Transmission Congestion Contracts or Physical Transmission Rights unnecessary.

         3. The overall restructuring proposal is complex and comprehensive. Implementation must be staged, and other features of the proposal such as implementation of ancillary services, imbalances and congestion management must take priority over developing Transmission Congestion Contracts or Physical Transmission Rights.

         4. Any system of transmission access should interface seamlessly with access throughout the WSCC. Premature commitment to a specific approach could prevent use of compatible systems between the Northwest and the California ISO.

To address reason #1 above, the ISO will have several months before the first FTR auction (possibly in September) to gain experience concerning the value of congested transmission paths. Reason #2 above has become a non-issue because FERC has directed the ISO to make a filing to insure that an FTR option is available. Reason #3 above is a less prominent concern because the ISO is working through the complexities that were identified in the earlier filing.

To address #4, the ISO and other interested parties have participated in a group formed through the Western Regional Transmission Association (WRTA) called the Firm Transmission Rights Work Group (FTRWG). The FTRWG is discussed in the next section of this paper. In addition, a neighboring ISO in the northwest called Independent Grid Operator (IndeGo) has developed a proposal for how it would develop FTRs.

FIRM TRANSMISSION RIGHTS WORK GROUP

As a result of concerns expressed in neighboring states over the approach that California might take on FTRs, the Western Regional Transmission Association
(WRTA) formed a group called the Firm Transmission Rights Work Group (FTRWG). The ISO participated as a member of this group, along with approximately 24 other organizations (see Attachment 6) representing a broad cross-section of market participants. However, many segments of the California Market were not represented.

That work group has developed an FTR proposal that is based on a consensus of the various entities in the entire Western Region. The FTRWG proposal is intended to be used by developing ISOs as a starting point for their own FTR proposals.

The primary goal of the FTRWG was to develop a consistent approach across the Western Interconnection that would facilitate transactions across the region. The California ISO is not obligated to follow any aspects of the FTRWG proposal, though in the interest of developing a model that facilitates regional transactions, the FTRWG proposal should be given thorough consideration.

FERC'S JULY 30, 1997 ORDER

FERC's July 30, 1997, order stated that the ISO's FTR proposal must satisfy certain principles. First, FERC stated that the ISO's proposal must enable all transmission users to obtain service that is as good as or superior to the services provided under the Order 888 Pro Forma Tariff (i.e., network and point-to-point transmission service). Second, FERC stated that the ISO's FTR proposal should not allow participants to withhold transmission capacity from the market. Finally, FERC stated that the FTRs must be resellable.

FERC also emphasized that the ISO must demonstrate how its proposal complies with the Commission's ISO principles. Specifically, the ISO must demonstrate how its FTR proposal will promote the efficient use of and investment in generation, transmission, and consumption. In addition, the ISO's FTR proposal should allow the ISO to manage transmission constraints effectively and promote efficient trading.

FERC's order also stressed the importance of selecting an initial term for the FTRs that would allow the participants to gauge the value of the FTRs before committing to longer-term transmission rights. The FERC stated that a limited initial term would also permit the ISO to reconcile its proposal with other FTR proposals in the West.

SCHEDULE FOR FILING AND IMPLEMENTATION

The ISO's current goal is to meet the FERC imposed deadlines of June 30, 1998 for the FTR filing and January 1, 1999 for implementation. To meet these goals, the following schedule is suggested:

         1) On March 12, 1998, hold the first stakeholders meeting.

         2) By May 20, 1998, the stakeholder group completes their review of past work, identifies issues requiring resolution, develops a consensus position on issues, and submits the consensus position to the ISO Board.

         3) By June 17, 1998, a final proposal is submitted to the ISO Board for a decision at the June 25 Board meeting.

         4) By June 30, 1998, the ISO submits the filing to FERC.

         5) By January 1, 1999, the ISO implements the FERC approved FTR proposal.

COMPARISON OF FTR PROPOSALS

Table 1 provides a comparison of proposals that the ISO can use as a starting point for developing a California proposal. Provided after the table is a brief description of each of the issues.

The proposals being compared include the original ISO proposal (Transmission Congestion Contracts; TCCs), the FTRWG proposal (FTRs), and IndeGo's proposal (Transmission Capacity Reservations; TCRs). As can be seen from Table 1, other than for issues 2-5, there is a great deal of consensus between the various proposals. While all the issues are described after the table, there is a need to pay special attention to the more controversial issues.

                                     TABLE 1
                           COMPARISON OF FTR PROPOSALS

-----------------------------------------------------------------------------------------------------------------------------
ISSUE                            ORIGINAL CA ISO               FIRM TRANSMISSION RIGHTS       INDEGO TCR PROPOSAL
(REFER TO THE PAGES FOLLOWING    TCC PROPOSAL                  WORK GROUP CONSENSUS
THE TABLE FOR AN EXPLANATION
OF THE ISSUES)
-----------------------------------------------------------------------------------------------------------------------------
1) ARE FTRS REQUIRED TO          No Decision was Reached       FTRs are not required to       FTRs are not required to
SCHEDULE? IF NOT, DO FTRS                                      schedule but they do provide   schedule but they do provide
PROVIDE SCHEDULING PRIORITY?                                   scheduling priority.           scheduling priority.(1)
-----------------------------------------------------------------------------------------------------------------------------
2) HOW MANY FTR'S SHOULD BE      10%                           Reasonable Amount              All, Some will be exempt TCRs
RELEASED IN THE FIRST YEAR?
-----------------------------------------------------------------------------------------------------------------------------
3) WHAT SHOULD BE THE FORMAT     Multi-round market clearing   No recommendation              No recommendation
OF THE ISO'S AUCTION?            price auction.
-----------------------------------------------------------------------------------------------------------------------------
4) WHO IS NOT ALLOWED TO         1) ISO or, 2) ISO, UDCs,      ISO                            ISO
PURCHASE FTRS?                   and TOs
-----------------------------------------------------------------------------------------------------------------------------
5) ARE FTRS USED AS A MEANS TO   No                            No recommendation              Yes
INTEGRATE EXISTING CONTRACTS
WITH ISO TRANSMISSION
-----------------------------------------------------------------------------------------------------------------------------
6) WHO RECEIVES THE REVENUE      Used to reduce the access     Used to reduce the access      Used to reduce the access
FROM THE ANNUAL FTR AUCTION?     charge of the transmission    charge of the transmission     charge of the transmission
                                 owner.                        owner.                         owner.
-----------------------------------------------------------------------------------------------------------------------------
7) WHAT SHOULD BE THE BASIS      Non-simultaneous path rating  Non-simultaneous path rating   Non-simultaneous path rating
FOR DETERMINING HOW MANY TCR'S
TO AUCTION?
-----------------------------------------------------------------------------------------------------------------------------
8) WHO CONDUCTS THE PRIMARY      ISO                           ISO                            ISO
AUCTION FOR FTRS?
-----------------------------------------------------------------------------------------------------------------------------
9) WHAT SHOULD THE INITIAL       1 year                        1 year                         1 year
TERM BE IN THE PRIMARY AUCTION?
-----------------------------------------------------------------------------------------------------------------------------
10) WHAT SHOULD THE BASIC UNIT   1 MW                          1 MW                           1 MW
OF AN FTR BE?(2)
-----------------------------------------------------------------------------------------------------------------------------
11) WHAT HAPPENS TO              FTRs are reduced              FTRs are reduced               FTRs are reduced
-----------------------------------------------------------------------------------------------------------------------------

-------------
(1) Because of differences between the IndeGo and CA-ISO congestion management schemes, it is less likely that IndeGo will encounter the situation where transmission has to be allocated based on who has FTRs.

(2) Given that FTRs will be adjusted prorata to match the actual interface capacity, the MW capacity purchased should be viewed as a percentage share of the transmission capability rather than a fixed MW quantity.

-----------------------------------------------------------------------------------------------------------------------------
ISSUE                            ORIGINAL CA ISO               FIRM TRANSMISSION RIGHTS       INDEGO TCR PROPOSAL
(REFER TO THE PAGES FOLLOWING    TCC PROPOSAL                  WORK GROUP CONSENSUS
THE TABLE FOR AN EXPLANATION
OF THE ISSUES)
-----------------------------------------------------------------------------------------------------------------------------
11) WHAT HAPPENS TO FTRS WHEN    FTRs are reduced prorata      FTRs are reduced prorata        FTRs are reduced prorata
INTERFACE CAPABILITY IS
REDUCED?
-----------------------------------------------------------------------------------------------------------------------------
12) SHOULD FTRS BE               Unidirectional                Unidirectional                 Unidirectional
BI-DIRECTIONAL OR
UNIDIRECTIONAL?
-----------------------------------------------------------------------------------------------------------------------------
13) WHO GETS THE FTR REVENUE     Those who pay for the         Those who pay for the          Those who pay for the
FROM NEWLY CONSTRUCTED           facilities                    facilities                     facilities
FACILITIES?
-----------------------------------------------------------------------------------------------------------------------------
14) SHOULD FTRS BE ASSIGNABLE    Yes                           Yes                            Yes
IN THE SECONDARY MARKET?
-----------------------------------------------------------------------------------------------------------------------------
15) SHOULD THE ISO OR SOMEONE    ISO does not run secondary    No recommendation              ISO does not run secondary
ELSE SET UP THE SECONDARY        market but tracks rights                                     market but tracks rights
MARKET?                          holders on the OASIS                                         holders on the OASIS
-----------------------------------------------------------------------------------------------------------------------------

                   DESCRIPTION OF THE ISSUES LISTED IN TABLE 1

MORE CONTROVERSIAL ASPECTS OF THE FTR PROPOSAL

Several of the issues were found to be controversial in prior California ISO discussions and in the FTRWG. These issues include the following:

1) SHOULD FTRS BE REQUIRED TO SCHEDULE? IF NOT, SHOULD FTRS PROVIDE SCHEDULING PRIORITY WHEN THE ISO DOES NOT HAVE SUFFICIENT ECONOMIC INFORMATION TO CLEAR CONGESTION? - See Attachment 1.

2) HOW MANY FTRS SHOULD BE RELEASED IN THE FIRST YEAR? - Should all of the FTRs be auctioned off in the first year or should only a small amount (10%) be auctioned? See Attachment 2.

3) WHAT SHOULD BE THE FORMAT OF THE PRIMARY AUCTION? - Single round, two round, or multiple round? As-bid or market learing price? See Attachment 3.

4) WHO IS NOT ALLOWED TO PURCHASE FTRS? - Should the TOs and UDCs be allowed to purchase FTRs? See Attachment 4.

5) ARE FTRS USED AS A MEANS TO INTEGRATE EXISTING CONTRACTS WITH ISO TRANSMISSION? See Attachment 5.

Each of these controversial issues is given special attention in the attachments to this White Paper.

LESS CONTROVERSIAL ASPECTS OF THE FTR PROPOSAL

6) WHERE DO THE FTR AUCTION PROCEEDS GO? - All of the proposals assume that the FTR Auction Proceeds will go to offset the fixed costs of the underlying transmission system.

7) WHAT SHOULD BE THE BASIS FOR DETERMINING HOW MANY FTRS TO AUCTION? - FTRs will be defined across inter-zonal interfaces. There appears to be a consensus among the three groups shown in Table 1 to use the non-simultaneous rating of the interface. The non-simultaneous ratings are determined through technical studies and through regional coordination. However, other proposals have advocated use of simultaneous ratings as a more realistic picture of system capability. Simultaneous ratings often vary by the time of day or season, while non-simultaneous ratings tend to be much more constant. In addition, most paths are currently allocated based on non-simultaneous ratings rather than simultaneous ratings. Thus basing FTRs on non-simultaneous ratings would be more consistent with present practices.

8) WHO CONDUCTS THE PRIMARY AUCTION FOR FTRS? - Current proposals provide that the ISO implement the primary market for FTRs. However, some participants may support having the secondary market created by the market and accommodated by the ISO, if possible.

9) WHAT SHOULD THE INITIAL TERM BE IN THE PRIMARY AUCTION? - One year has been suggested as a good initial term for the primary auction. Because of uncertainty regarding the value of FTRs, a longer term may not be desirable. In addition, with a one-year limit, there could be a convenient opportunity each year to create and eliminate new zones. If FTRs were to have a term of less than one year, there could be additional administrative burden placed on the ISO and less incentive for market participants to form an active secondary market.

10) WHAT SHOULD THE BASIC UNIT OF AN FTR BE? - The basic unit for bulk power transactions is 1 MW. The existing proposals all retain this same basic unit for FTRs.

11) WHAT HAPPENS TO FTRS WHEN INTERFACE CAPABILITY IS REDUCED? - If the transmission capability on an interface was reduced for some reason (perhaps a facility outage or a simultaneous transfer limitation) then the amount of underlying FTRs would not match the interface capability. One approach to address this issue is to reduce the amount of FTRs prorata to match the interface capability.

12) SHOULD FTRS BE BI-DIRECTIONAL OR UNIDIRECTIONAL? - In many cases, transmission paths have different ratings for ifferent directions so different quantities of FTRs could exist for the different directions. In addition, different users may require FTRs in different directions. Also, the value of FTRs in the different directions are expected to vary dramatically. The existing proposals provide that FTRs be unidirectional rather than bi-directional.

13) WHO GETS THE FTRS FROM NEWLY CONSTRUCTED FACILITIES? - The existing proposals provide that those paying for the expansion of the transmission grid receive FTRs for the incremental transfer capability resulting from that expansion. If the cost of these new facilities is rolled into the access fee, the revenue from the sale of FTRs will go to offset access fees. If the cost of the transmission addition is not rolled into the access fees, the owners of the transmission addition will receive the auction revenues.

14) SHOULD FTRS BE ASSIGNABLE IN THE SECONDARY MARKET? - All existing proposals agree that FTRs should be assignable in the secondary market. One option is to permit yearly FTRs to be assigned in the secondary market on an hourly basis.

15) SHOULD THE ISO OR SOMEONE ELSE SET UP THE SECONDARY MARKET? - The ISO could create this secondary market or it could leave it so that the secondary market will develop on its own. In either case, the ISO will need to design its protocols so that a secondary market will be accommodated.

                                  ATTACHMENT 1
               CONTROVERSIAL ISSUE #1 - RELATIONSHIP BETWEEN FIRM
             TRANSMISSION RIGHTS (FTRS) AND INTER-ZONAL SCHEDULING
                                    PRIORITY

PROPOSALS FOR CONSIDERATION

Approximately one year ago, the FTR section was removed from the overall ISO tariff filing partially because of a lack of consensus on this issue. Three options were under consideration. All three of the options would facilitate the basic goal of an FTR, which is to provide price certainty through the hedging of transmission congestion costs. The primary differences in how the three proposals approached scheduling priority are as follows:

PROPOSAL A - FTRS REQUIRED TO SCHEDULE - FTRs are required to schedule across an inter-zonal interface. FTRs that are not used in the day-ahead market would have to be released in the hour-ahead market for others to use. The secondary market for FTRs would replace the California ISO's system of congestion management. The secondary market for FTRs would also replace the California ISO's congestion charges as the market signal for transmission pricing.

PROPOSAL B - FTRS PROVIDE SCHEDULING PRIORITY - FTRs would not be necessary to schedule a transaction on the transmission system. FTRs would provide a higher priority of service in the case where the ISO has to allocate transmission capability in the absence of economic signals (no adjustment bids or identical adjustment bids).

PROPOSAL C - NO RELATION BETWEEN FTRS AND SCHEDULING - FTRs would not be necessary to schedule a transaction on the transmission system and would not provide higher-priority service when the ISO has to reduce schedules.

This discussion addresses the day-ahead and hour-ahead markets and does not address real time. If FTRs are tied to scheduling, a subsequent decision needs to be made concerning whether FTR holders should also be given priority during real-time curtailments. IndeGo addressed this issue and decided to use FTRs as a tiebreaker in real-time with an "if practical" qualifier to recognize that the dispatchers might not have the time or the tools to be this selective during real-time curtailments.

POLICY EVALUATION OF THE PROPOSALS:

The impact that each of the above proposals would have on selected California ISO policy issues is discussed below:

1) IS THE PROPOSAL CONSISTENT WITH THE CALIFORNIA ISO MARKET APPROACH?

Proposal A would replace much of the planned market approach (congestion management and congestion pricing) with the secondary market for FTRs. Proposals B and C would not change the California ISO's market approach.

2) DOES THE PROPOSAL PROVIDE FOR THE EFFICIENT PRICING OF TRANSMISSION? -

All three proposals provide market signals that can result in the efficient pricing of transmission. Proposal A uses the secondary market for FTRs as the market signal. Proposals B and C use congestion charges and the secondary market for FTRs as the market signals. As the time for a transaction approaches real-time, transaction times and the lack of a central market may reduce the efficiency of Proposal A.

3) DOES THE PROPOSAL PROVIDE FOR THE EFFICIENT UTILIZATION OF TRANSMISSION?

Proposal A may present a greater barrier to efficient transmission utilization than proposals B or C because it includes the requirement that the user first obtain an FTR. In addition, Proposal A could result in less transmission availability in the day-ahead market because unused FTRs might not be released until the hour-ahead market. A user that does not already have an FTR might be at a disadvantage if they were not able to schedule until the hour-ahead process begins.

4) IS THE PROPOSAL CONSISTENT WITH FERC'S JULY 30, 1997, ORDER?

Proposal C may not be consistent with FERC's direction that the ISO's proposal must enable all transmission users to obtain service that is as good as or superior to the services provided under the Order 888 Pro Forma Tariff (i.e., network and point-to-point transmission service). Order 888 service would provide scheduling priority that is not available under Proposal C.

Proposal A may also not be consistent with FERC's order in that it would allow participants to withhold transmission capacity from the day-ahead market.

5) DOES THE PROPOSAL RESULT IN EQUITY AMONG ISO TRANSMISSION USERS AND WITH EXISTING CONTRACTS?

Proposals A and B are compatible with existing contracts because they provide scheduling priority to the rights holder. Proposal C would not provide scheduling priority so it would not be consistent with existing contracts.

6) DO ANY OF THE PROPOSALS IMPACT THE COMPLEXITY OF SYSTEM OPERATIONS?

Both Proposals A and B require that the ISO know who has the FTRs in both the day-ahead and hour-ahead processes. This is not necessary in Proposal C. All three of the proposals require the ISO to (eventually) know who holds FTRs so that congestion charges can be distributed to the FTR holders.

7) DO ANY OF THE PROPOSALS RESULT IN SIGNIFICANT MARKET POWER CONCERNS?

The three proposals cause varying degrees of market power concern, however, significantly more study will be required to understand all potential behaviors. Under Proposal A, physical rights holders could exercise market power by hoarding transmission capacity. Divestiture of generation may reduce the incentive to hoard transmission capacity but transmission owners may still be able to exercise market power by withholding capacity in order to increase transmission usage charges. An active secondary market may contribute to market power by allowing generation owners to acquire transmission capacity.

Under Proposal C, some believe market power could result if generation and transmission are owned by separate entities and certain system conditions occur. Generators in an exporting zone may be able to increase their price and limit generation simultaneously and collect congestion rent without actually causing transmission congestion. This can only happen under certain market conditions and the generation owner would have to have access to a considerable amount of information or collude with other suppliers. In any case, since final market price would not be affected, there would be no market inefficiencies. The only outcome would be the division of congestion rents between transmission and generation owners. Once generation market power has been remedied, then a secondary market may mitigate transmission market power by allowing rights to flow to those who value them most. Hoarding, in this instance, would prove uneconomic due to the foregone revenues from capacity sales.

8) WHAT WAS THE WESTERN REGIONAL CONSENSUS ON THIS ISSUE?

The consensus position was that Proposal B was the preferred solution.

                                  ATTACHMENT 2
            CONTROVERSIAL ISSUE #2 - HOW MANY FTRS SHOULD BE RELEASED
                         IN THE FIRST AND SECOND YEAR?

PROPOSALS FOR CONSIDERATION

Two proposals were considered before the ISO removed the FTR section from the tariff.

PROPOSAL A - 10% FIRST YEAR, 20% SECOND YEAR - The transmission owners believed that there was a need to phase in FTRs and that 10% should be released in the first year, followed by 20% in the second year. The transmission owners were concerned that a large initial release of FTRs, with their value unproven in the market, might result in "fire sale" prices, so the transmission owners and their customers would not receive full value for their transmission capability.

PROPOSAL B - 100% IN FIRST YEAR - The marketers and brokers believed that there was no need to phase in FTRs and that 100% should be released in the first year.

POLICY EVALUATION OF THE PROPOSALS:

The impact that each of the above proposals would have on selected California ISO policy issues is discussed below.

1) DOES THE PROPOSAL RESULT IN EQUITY AMONG ISO TRANSMISSION USERS AND WITH EXISTING CONTRACTS?

Proposal A could result in inequity between ISO transmission users and existing transmission contracts. With existing contracts, it is possible to obtain fixed transmission prices. If sufficient FTRs are not available, it will not be possible for many ISO transmission users to obtain an FTR and the fixed transmission price that goes along with the FTR. Proposal A might make existing rights more valuable due to this scarcity.

2) WHAT WAS THE WESTERN REGIONAL CONSENSUS ON THIS ISSUE?

The consensus position was that a "reasonable" amount of FTRs should be made available. Either Proposal A or Proposal B could be construed as consistent with the FTRWG consensus depending on which is determined to be "reasonable."


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
                                  ATTACHMENT 3
            CONTROVERSIAL ISSUE #3 - WHAT SHOULD BE THE FORMAT OF THE
                                PRIMARY AUCTION?

PROPOSALS FOR CONSIDERATION

This issue can be broken into two sub-issues. The first sub-issue is whether the auction should be based on as-bid prices or the market-clearing price. The second sub-issue is whether the auction should be single-round, two-round, or multi-round. In a two-round auction there would be an initial round of bids that would not be binding. These initial bids would be used by the bidders to refine their bids for a subsequent and binding round of bids. Most of the existing proposals support the concept of a two-round or multi-round auction rather than a single-round auction so that issue will not be discussed here.

PROPOSAL A - AS-BID PRICE

PROPOSAL B - MARKET CLEARING PRICE

POLICY EVALUATION OF THE PROPOSALS:

The impact that each of the above proposals would have on selected California ISO policy issues is discussed below.

1)       IS THE PROPOSAL CONSISTENT WITH THE CALIFORNIA ISO MARKET APPROACH?

Proposal B appears to be most consistent with the California Market approach in that the auction processes that have been adopted for other reasons by the ISO (power exchange, transmission congestion) are based on market clearing prices.

2)       WHAT WAS THE WESTERN REGIONAL CONSENSUS ON THIS ISSUE?

There was no position taken on this issue.


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
                                  ATTACHMENT 4
           CONTROVERSIAL ISSUE #4 - SHOULD TOS AND UDCS BE PROHIBITED
                             FROM PURCHASING FTRS?


PROPOSALS FOR CONSIDERATION

In the discussions that took place in the development of the TCC proposal, many non-transmission owning entities felt that it would be necessary to preclude Utility Distribution Companies (UDCs) and Transmission Owners (TOs) from purchasing FTRs to address market power concerns. All parties felt that the ISO should be precluded from purchasing FTRs.

PROPOSAL A - ONLY ISO IS PRECLUDED FROM PURCHASING FTRS

PROPOSAL B - ISO, TOS AND UDCS ARE PRECLUDED FROM PURCHASING FTRS


POLICY EVALUATION OF THE PROPOSALS:

The impact that each of the above proposals would have on selected California ISO policy issues is discussed below.

1) DOES THE PROPOSAL RESULT IN EQUITY AMONG ISO TRANSMISSION USERS AND WITH EXISTING CONTRACTS?

Proposals may create an inequity if selected market participants (UDCs and TOs) are not allowed to obtain transmission price certainty and possibly scheduling priority while all the others can. However, this might be offset by other objectives.

2) WHAT WAS THE WESTERN REGIONAL CONSENSUS ON THIS ISSUE?

The FTRWG did not directly address this issue, although it did adopt Proposal A as part of its proposal.


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
                                  ATTACHMENT 5
              CONTROVERSIAL ISSUE #5 - ARE FTRS USED AS A MEANS TO
               INTEGRATE EXISTING CONTRACTS WITH ISO TRANSMISSION

PROPOSALS FOR CONSIDERATION

PROPOSAL A - TRANSMISSION BOUND BY EXISTING CONTRACTS IS NOT INTEGRATED WITH ISO TRANSMISSION AND HAS NO RELATIONSHIP WITH FTRS - This is the present California ISO approach. ISO transmission is kept separate from transmission capability bound under existing contracts. In addition, even if the contract holder becomes an ISO member, the contract holder may opt for pre-existing contracts to continue to be honored through 2002 or the end of the existing contract.

PROPOSAL B - EXISTING CONTRACTS ARE INTEGRATED WITH ISO TRANSMISSION, FTRS AWARDED TO EXISTING CONTRACT HOLDERS - This is IndeGo's present approach. Transmission Owners that are IndeGo members and hold existing transmission contracts to provide service to entities that are not IndeGo members use FTRs as a means to accommodate the service obligations under these contracts. In IndeGO, FTRs are issued for all of the contracts of participating IndeGo members. It is the responsibility of those IndeGo members to make their contract counter-parties whole.

For the California ISO to adopt this approach, several basic changes may be necessary to integrate different scheduling timelines and transmission priorities

Neither of the above proposals address the issue of how to integrate ISO transmission capability with transmission capability that is owned by entities that are not ISO participants. For example, neither of these proposals would provide for the integration (under the ISO protocols) of all the transmission capability between California and the Northwest.

POLICY EVALUATION OF THE PROPOSALS:

The impact that each of the above proposals would have on selected California ISO policy issues is discussed below:

1) IS THE PROPOSAL CONSISTENT WITH THE CALIFORNIA ISO MARKET APPROACH?

Proposal A is consistent with the present California ISO's market approach. Proposal B would require substantial changes in the way that the ISO addresses existing contracts.

2) DOES THE PROPOSAL PROVIDE FOR THE EFFICIENT UTILIZATION OF TRANSMISSION?

Proposal A presents a greater barrier to efficient transmission utilization than proposal B. Under Proposal B, more transmission capability would be available to all the users under the ISO's more economically efficient method of pricing and scheduling transmission as discussed at the beginning of this white paper. In addition, Proposal B could provide for better utilization of transmission. Many of the existing contract holders do not have assignment rights for their capability, so there is a lack of a secondary market for these rights. With Proposal B, this unused capability would be available for others to use.

3) DO ANY OF THE PROPOSALS IMPACT THE COMPLEXITY OF SYSTEM OPERATIONS?

Proposal B would require substantial changes to the present ISO protocols although it is possible that Proposal B would result in less overall operational complexity after the implementation period.

4) WHAT WAS THE WESTERN REGIONAL CONSENSUS ON THIS ISSUE?

The FTRWG did not discuss or take a position on this issue.


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
                                  ATTACHMENT 6
                ENTITIES THAT HAVE BEEN REPRESENTED AT WRTA FIRM
                     TRANSMISSION RIGHTS WORK GROUP MEETINGS


                1      Arizona Corporation Commission
                2      Arizona Public Service
                3      Automated Power Exchange
                4      Bonneville Power Administration
                5      California Energy Commission
                6      California ISO
                7      California Public Utilities Commission
                8      Destec
                9      Enron
                10     ESI
                11     K.R. Saline and Associates
                12     Northwest Power Planning Council
                13     Pacific Gas and Electric Company
                14     PacifiCorp
                15     PECO Energy
                16     Platt River Power Authority
                17     Public Service of New Mexico
                18     Salt River Project
                19     San Diego Gas and Electric Company
                20     Seattle City Light
                21     Southern California Edison
                22     Southwest Regional Transmission Association
                23     U.S. Bureau of Reclamation
                24     Western Area Power Association
                25     Western Regional Transmission Association


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